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                                                                      EXHIBIT 11
                         INTEGRATED ORTHOPAEDICS, INC.
                          SCHEDULE RE: LOSS PER SHARE
        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
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
                                                        THREE MONTHS ENDED        NINE MONTHS ENDED
                                                        ------------------        -----------------
                                                           SEPTEMBER 30             SEPTEMBER 30
                                                        ------------------        -----------------
                                                          1998       1997          1998       1997
                                                          ----       ----          ----       ----
Basic:
Net Loss                                                $  (810)    $ (325)      $(2,654)    $ (774)
Series A Preferred Stock Dividend                           (50)       (50)         (151)      (150)
Series B Preferred Stock Dividend                          (596)         -        (1,729)         -
                                                        -------     ------       -------     ------
Net loss after dividends                                $(1,456)    $ (375)      $(4,534)    $ (924)
                                                        =======     ======       =======     ======

Weighted average common shares outstanding                6,506      5,292         6,437      5,289
                                                        =======     ======       =======     ======
Loss per share                                          $ (0.22)    $(0.07)      $ (0.70)    $(0.17)
                                                        =======     ======       =======     ======
Diluted:

Net Loss                                                $  (810)    $ (325)      $(2,654)    $ (774)
Series A Preferred Stock Dividend                           (50)       (50)         (151)      (150)
Series B Preferred Stock Dividend                          (596)         -        (1,729)         -
                                                        -------     ------       -------     ------
Net loss after dividends                                $(1,456)    $ (375)      $(4,534)    $ (924)
                                                        =======     ======       =======     ======

Weighted average common shares outstanding                6,506      5,292         6,437      5,289
Net effect of dilutive stock options and warrants,
   based on treasury stock method using average
   market price
                                                        -------     ------       -------     ------
                                                          6,506      5,292         6,437      5,289
                                                        =======     ======       =======     ======
Loss per share                                          $ (0.22)    $(0.07)      $ (0.70)    $(0.17)
                                                        =======     ======       =======     ======

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